Exhibit 99.1

Hercules Offshore Announces Second Quarter 2012 Results

HOUSTON, July 27, 2012 — Hercules Offshore, Inc. (Nasdaq: HERO) today reported a loss from continuing operations of $55.1 million, or $0.35 per diluted share, on revenue of $179.0 million for the second quarter 2012, compared with a loss from continuing operations of $14.3 million, or $0.11 per diluted share, on revenue of $170.2 million for the second quarter 2011. As outlined in the Reconciliation of GAAP to Non-GAAP Financial Measures, second quarter 2012 results include the following pre-tax items:

•	A non-cash charge of $47.5 million to reflect the impairment of the Hercules 185 and related deferred costs;

•	A $6.4 million expense related to the April 2012 debt refinancing; and

•

A non-cash charge of $1.4 million and $1.3 million related to the termination of the Company’s prior term loan facility and the early retirement of a portion of the Company’s 3.375% Convertible Senior Notes, respectively.

On an after-tax basis, these items approximated $36.8 million, or $0.23 per diluted share.

John T. Rynd, Chief Executive Officer and President of Hercules Offshore stated, “Our second quarter results, excluding the impairment of the Hercules 185, reflect improvements in revenue and operating income for each segment from first quarter 2012 levels. A continuation of the strong drilling fundamentals in the U.S. Gulf of Mexico has led to a fifth consecutive quarter of revenue growth in our Domestic Offshore segment. Discussions with customers suggest solid jackup rig demand in the U.S. Gulf of Mexico well into 2013. We are also encouraged by the strong bidding activity at the latest Central Gulf of Mexico Lease Sale, which is another positive indicator of future rig demand by E&P companies active in the region.

“International Offshore performance was limited by shipyard downtime largely related to contract specific work and the idling of the Hercules 185. The decision to impair the book value of the Hercules 185 was prompted by our belief that it is unfeasible to repair the damage and return the rig to service. We are working with the customer and insurance underwriters on options for the Hercules 185, and we are hopeful for a timely resolution. While year-to-date results in our international drilling operation have been impacted during this transitional period marked by heavy shipyard projects, our work will establish a strong base to build upon in future years, especially as we seek to expand our drilling presence outside the U.S.”

Offshore

Domestic Offshore revenue for the second quarter 2012 increased by 85.2% to $90.1 million from $48.6 million in the same period in 2011, due to an improvement in dayrates, higher overall utilization, and a full quarter of operations from the acquired Seahawk rigs. Average revenue per rig per day improved by 32.2% to $60,734 for the second quarter 2012 compared to $45,933 in the second quarter 2011, while operating days increased by 40.0% to 1,483 days from 1,059 days in the same periods, respectively. Operating expenses increased to $55.5 million in the second quarter 2012 from $46.2 million in the respective 2011 period, due in part to a full quarter of operations from the Seahawk rigs, higher labor and repair and maintenance expense, as well as a $2.3 million accrual for state sales and use tax, partially offset by $3.0 million of additional asset sale gains in 2012 compared to 2011 and a reduction in workers’ compensation costs. Overall, Domestic Offshore generated operating income of $15.1 million in the second quarter 2012 as compared to an operating loss of $17.2 million in the second quarter 2011.

International Offshore revenue declined to $30.1 million in the second quarter 2012 from $70.0 million in the second quarter 2011. Operating days declined to 329 days in the second quarter 2012 from 564 days in the same prior year period, due to downtime on the Hercules 185, contract expiration on the Hercules 258, and shipyard upgrade work on the Hercules 261 and Hercules 262. Average revenue per rig per day decreased to $91,404 in the second quarter 2012 from $124,197 in the comparable prior year period. The majority of our current contracts for our international rigs were signed during 2011 when market rates were considerably lower than previously contracted rates signed during 2008. Operating expenses declined to $28.8 million in the second quarter 2012 from $36.9 million in the prior year period. Year ago expenses included approximately $8.0 million for expenses related to the permanent importation of Rig 3 into Mexico. International Offshore’s operating loss of $51.6 million in the second quarter 2012 includes a $47.5 million non-cash asset impairment charge related to the Hercules 185, and compares to operating income of $18.2 million in the comparable 2011 period.

Inland

During the second quarter 2012, Inland generated revenue of $8.2 million compared to revenue of $7.6 million in the second quarter 2011. Average revenue per rig per day increased by 9.7% to $30,753 during the second quarter 2012, from $28,033 during the second quarter 2011. Utilization remained relatively flat at 98.0% during the same periods, respectively. Second quarter 2012 operating expenses of $8.5 million includes a $2.3 million accrual for state sales and use tax. Inland recorded an operating loss of $3.7 million in the second quarter 2012 compared to an operating loss of $2.2 million in the second quarter 2011.

Liftboats

Domestic Liftboats revenue declined 3.7% to $16.2 million in the second quarter 2012 compared to $16.9 million in the second quarter 2011. Average revenue per liftboat per day increased by 6.9%, or over $500 per day, to an average of $8,580 per day. The improvement in pricing was offset by a reduction in the number of marketed vessels and lower utilization. Operating days declined to 1,893 in the second quarter 2012, compared to 2,100 operating days during the second quarter 2011. Second quarter 2012 operating expenses were $11.2 million compared to operating expense of $10.6 million during the comparable period of 2011. Domestic Liftboats recorded operating income of $583,000 in the second quarter 2012 compared to operating income of $1.9 million in the second quarter 2011.

International Liftboats generated revenue of $34.4 million in the second quarter 2012 compared to $27.0 million in the second quarter 2011, as a result of increases in both utilization and dayrates. Operating days increased to 1,379 in the second quarter 2012, from 1,270 operating days in the second quarter 2011. Average revenue per liftboat per day increased to $24,915 in the second quarter 2012 from $21,280 in the same period in 2011. Second quarter 2012 operating expense was $17.1 million, compared to operating expense of $14.6 million during the second quarter 2011, primarily due to incremental costs associated with the mobilization of the Kingfish to the Middle East and higher workers compensation expenses. International Liftboats recorded operating income of $11.9 million in the second quarter 2012 compared to operating income of $6.0 million in the prior year period.

Non-GAAP

Certain non-GAAP performance measures and corresponding reconciliations to GAAP financial measures for the Company have been provided for meaningful comparisons between current results and prior operating periods. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles. In order to fully assess the financial operating results, management believes that the adjusted loss from continuing operations figures included in this release are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, income (loss) from continuing operations, operating income (loss), cash flows from operations, or other measures of financial performance prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the table that follows the financial statements. Please see the attached Reconciliation of GAAP to Non-GAAP Financial Measures for a complete description of the adjustments made to Operating Loss, Loss From Continuing Operations and Diluted Loss per Share from Continuing Operations.

Conference Call Information

Hercules Offshore will conduct a conference call at 10:00 a.m. CDT (11:00 a.m. EDT) on July 27, 2012, to discuss its second quarter 2012 financial results. To participate in the call, dial 800-599-9795 (domestic) or 617-786-2905 (international) and reference access code 88431631 approximately 10 minutes prior to the start of the call. The conference call will also be broadcast live via the Internet at http://www.herculesoffshore.com.

A replay of the conference call will be available by telephone on July 27, 2012, beginning at 12:00 p.m. CDT (1:00 p.m. EDT), through August 3, 2012. The phone number for the conference call replay is 888-286-8010 (domestic) or 617-801-6888 (international) with access code 91451546. Additionally, the recorded conference call will be accessible through our Web site at

http://www.herculesoffshore.com for 7 days after the conference call.

Additional Information

Headquartered in Houston, Hercules Offshore, Inc. operates a fleet of 42 jackup rigs, 16 barge rigs, 63 liftboats, two submersible rigs, and one platform rig. The Company offers a range of services to oil and gas producers to meet their needs during drilling, well service, platform inspection, maintenance, and decommissioning operations in several key shallow water provinces around the world. Hercules Offshore currently holds 28.0% of share capital in Discovery Offshore, a pure play, ultra-high specification jackup rig company. For more information, please visit our website at http://www.herculesoffshore.com.

The news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are subject to a number of risks, uncertainties and assumptions, including the factors described in Hercules Offshore’s most recent periodic reports and other documents filed with the Securities and Exchange Commission, which are available free of charge at the SEC’s website at http://www.sec.gov or the Company’s website at http://www.herculesoffshore.com. Hercules Offshore cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

Contact Information:

Son P. Vann, CFA

Vice President Investor Relations and Planning

Hercules Offshore, Inc.

713-350-8508

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and Cash Equivalents	$175,473	$134,351
Marketable Securities	30,000	—
Restricted Cash	8,011	9,633
Accounts Receivable, Net	140,773	153,688
Prepaids	36,723	16,352
Current Deferred Tax Asset	15,543	15,543
Other	20,559	20,435

	427,082	350,002

Property and Equipment, Net	1,546,435	1,591,791
Equity Investment	34,359	34,735
Other Assets, Net	40,641	30,176

	$2,048,517	$2,006,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term Debt and Current Portion of Long-term Debt	$65,605	$22,130
Accounts Payable	65,409	49,370
Accrued Liabilities	64,958	70,421
Interest Payable	17,277	9,899
Insurance Notes Payable	24,149	5,218
Other Current Liabilities	24,038	18,366

	261,436	175,404

Long-term Debt, Net of Current Portion	797,588	818,146
Deferred Income Taxes	54,225	83,503
Other Liabilities	22,051	21,098

Commitments and Contingencies

Stockholders’ Equity	913,217	908,553

	$2,048,517	$2,006,704

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue	$178,951	$170,201	$322,270	$329,579

Costs and Expenses:
Operating Expenses	121,089	114,328	232,326	220,709
Asset Impairment	47,523	—	47,523	—
Depreciation and Amortization	42,395	43,011	85,373	84,804
General and Administrative	6,513	16,820	24,187	29,646

	217,520	174,159	389,409	335,159

Operating Loss	(38,569)	(3,958)	(67,139)	(5,580)

Other Income (Expense):
Interest Expense	(20,293)	(20,140)	(39,962)	(38,646)
Loss on Extinguishment of Debt	(9,156)	—	(9,156)	—
Other, Net	(921)	(1,474)	88	(1,668)

Loss Before Income Taxes	(68,939)	(25,572)	(116,169)	(45,894)
Income Tax Benefit	13,868	11,269	22,756	17,948

Loss from Continuing Operations	(55,071)	(14,303)	(93,413)	(27,946)
Loss from Discontinued Operations, Net of Taxes	—	(9,127)	—	(9,703)

Net Loss	$(55,071)	$(23,430)	$(93,413)	$(37,649)

Basic and Diluted Loss Per Share:
Loss from Continuing Operations	$(0.35)	$(0.11)	$(0.63)	$(0.23)
Loss from Discontinued Operations	—	(0.07)	—	(0.08)

Net Loss	$(0.35)	$(0.18)	$(0.63)	$(0.31)

Basic and Diluted Weighted Average Shares Outstanding	158,515	131,208	148,861	123,057

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash Flows from Operating Activities:
Net Loss	$(93,413)	$(37,649)
Adjustments to Reconcile Net Loss to Net Cash Provided by Operating Activities:
Depreciation and Amortization	85,373	86,460
Stock-Based Compensation Expense	3,274	2,748
Deferred Income Taxes	(30,308)	(36,332)
Benefit for Doubtful Accounts Receivable	(7,625)	(4,200)
Amortization of Deferred Financing Fees	1,727	1,871
Amortization of Original Issue Discount	2,249	2,170
Gain on Insurance Settlement	(3,400)	—
(Gain) Loss on Disposal of Assets and Businesses, Net	(5,507)	11,002
Non-Cash Portion of Loss on Extinguishment of Debt	2,738	—
Asset Impairment	47,523	—
Other	(94)	996
Net Change in Operating Assets and Liabilities	22,079	10,809

Net Cash Provided by Operating Activities	24,616	37,875

Cash Flows from Investing Activities:
Acquisition of Assets	(40,000)	(25,000)
Investment in Marketable Securities, Net	(30,000)	—
Additions of Property and Equipment	(47,478)	(25,821)
Deferred Drydocking Expenditures	(7,285)	(8,661)
Cash Paid for Equity Investment	—	(21,894)
Insurance Proceeds Received	20,639	—
Proceeds from Sale of Assets and Businesses, Net	10,405	38,917
Decrease in Restricted Cash	1,622	1,532

Net Cash Used in Investing Activities	(92,097)	(40,927)

Cash Flows from Financing Activities:
Long-term Debt Borrowings	500,000	—
Long-term Debt Repayments	(452,909)	(16,231)
Redemption of 3.375% Convertible Senior Notes	(27,606)	—
Common Stock Issuance	96,696	—
Payment of Debt Issuance Costs	(7,717)	(2,109)
Other	139	2,500

Net Cash Provided by (Used in) Financing Activities	108,603	(15,840)

Net Increase (Decrease) in Cash and Cash Equivalents	41,122	(18,892)
Cash and Cash Equivalents at Beginning of Period	134,351	136,666

Cash and Cash Equivalents at End of Period	$175,473	$117,774

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Domestic Offshore:
Number of rigs (as of end of period)	35	44	35	44
Revenue	$90,068	$48,643	$172,386	$82,442
Operating expenses	55,532	46,204	115,403	87,206
Depreciation and amortization expense	18,253	16,861	36,271	31,943
General and administrative expenses	1,185	2,745	3,837	5,590

Operating income (loss)	$15,098	$(17,167)	$16,875	$(42,297)

International Offshore:
Number of rigs (as of end of period)	10	9	10	9
Revenue	$30,072	$70,047	$48,120	$147,166
Operating expenses	28,750	36,877	52,877	70,705
Asset impairment	47,523	—	47,523	—
Depreciation and amortization expense	12,386	13,256	24,727	26,556
General and administrative expenses	(6,953)	1,707	(4,524)	(976)

Operating income (loss)	$(51,634)	$18,207	$(72,483)	$50,881

Inland:
Number of barges (as of end of period)	17	17	17	17
Revenue	$8,211	$7,625	$12,544	$13,127
Operating expenses	8,535	6,128	14,214	13,158
Depreciation and amortization expense	3,208	3,407	6,417	8,028
General and administrative expenses	133	283	176	513

Operating loss	$(3,665)	$(2,193)	$(8,263)	$(8,572)

Domestic Liftboats:
Number of liftboats (as of end of period)	39	41	39	41
Revenue	$16,242	$16,860	$26,673	$27,491
Operating expenses	11,150	10,554	19,630	20,418
Depreciation and amortization expense	3,853	3,860	7,640	7,501
General and administrative expenses	656	536	1,142	1,031

Operating income (loss)	$583	$1,910	$(1,739)	$(1,459)

International Liftboats:
Number of liftboats (as of end of period)	24	24	24	24
Revenue	$34,358	$27,026	$62,547	$59,353
Operating expenses	17,122	14,565	30,202	29,222
Depreciation and amortization expense	4,063	4,976	9,053	9,474
General and administrative expenses	1,233	1,525	2,783	3,096

Operating income	$11,940	$5,960	$20,509	$17,561

Total Company:
Revenue	$178,951	$170,201	$322,270	$329,579
Operating expenses	121,089	114,328	232,326	220,709
Asset impairment	47,523	—	47,523	—
Depreciation and amortization expense	42,395	43,011	85,373	84,804
General and administrative expenses	6,513	16,820	24,187	29,646

Operating loss	(38,569)	(3,958)	(67,139)	(5,580)
Interest expense	(20,293)	(20,140)	(39,962)	(38,646)
Loss on extinguishment of debt	(9,156)	—	(9,156)	—
Other, net	(921)	(1,474)	88	(1,668)

Loss before income taxes	(68,939)	(25,572)	(116,169)	(45,894)
Income tax benefit	13,868	11,269	22,756	17,948

Loss from continuing operations	(55,071)	(14,303)	(93,413)	(27,946)
Loss from discontinued operations, net of taxes	—	(9,127)	—	(9,703)

Net loss	$(55,071)	$(23,430)	$(93,413)	$(37,649)

HERCULES OFFSHORE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL AND OPERATING DATA - (Continued)

(Dollars in thousands, except per day amounts)

(Unaudited)

	Three Months Ended June 30, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,483	1,638	90.5%	$60,734	$33,902

International Offshore	329	637	51.6%	91,404	45,133
Inland	267	273	97.8%	30,753	31,264

Domestic Liftboats	1,893	2,959	64.0%	8,580	3,768
International Liftboats	1,379	1,826	75.5%	24,915	9,377

	Three Months Ended June 30, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,059	1,453	72.9%	$45,933	$31,799

International Offshore	564	728	77.5%	124,197	50,655
Inland	272	273	99.6%	28,033	22,447

Domestic Liftboats	2,100	3,215	65.3%	8,029	3,283
International Liftboats	1,270	2,093	60.7%	21,280	6,959

	Six Months Ended June 30, 2012
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	2,954	3,276	90.2%	$58,357	$35,227

International Offshore	576	1,274	45.2%	83,542	41,505
Inland	404	546	74.0%	31,050	26,033

Domestic Liftboats	3,235	6,053	53.4%	8,245	3,243
International Liftboats	2,581	3,662	70.5%	24,234	8,247

	Six Months Ended June 30, 2011
	Operating Days	Available Days	Utilization (1)	Average Revenue per Day (2)	Average Operating Expense per Day (3)
Domestic Offshore	1,847	2,443	75.6%	$44,636	$35,696

International Offshore	1,146	1,448	79.1%	128,417	48,829
Inland	477	543	87.8%	27,520	24,232

Domestic Liftboats	3,430	6,635	51.7%	8,015	3,077
International Liftboats	2,665	4,163	64.0%	22,271	7,019

(1)	Utilization is defined as the total number of days our rigs or liftboats, as applicable, were under contract, known as operating days, in the period as a percentage of the total number of available days in the period. Days during which our rigs and liftboats were undergoing major refurbishments, upgrades or construction, and days during which our rigs and liftboats are cold stacked, are not counted as available days. Days during which our liftboats are in the shipyard undergoing drydocking or inspection are considered available days for the purposes of calculating utilization.
(2)	Average revenue per rig or liftboat per day is defined as revenue earned by our rigs or liftboats, as applicable, in the period divided by the total number of operating days for our rigs or liftboats, as applicable, in the period.
(3)	Average operating expense per rig or liftboat per day is defined as operating expenses, excluding depreciation and amortization, incurred by our rigs or liftboats, as applicable, in the period divided by the total number of available days in the period. We use available days to calculate average operating expense per rig or liftboat per day rather than operating days, which are used to calculate average revenue per rig or liftboat per day, because we incur operating expenses on our rigs and liftboats even when they are not under contract and earning a dayrate. In addition, the operating expenses we incur on our rigs and liftboats per day when they are not under contract are typically lower than the per day expenses we incur when they are under contract.

Hercules Offshore, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

(In thousands, except per share data)

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. Non-GAAP financial measures we may present from time to time are operating income, income from continuing operations or diluted earnings per share excluding certain charges or amounts. These adjusted income amounts are not a measure of financial performance under GAAP. Accordingly, they should not be considered as a substitute for operating income, income from continuing operations, net income, earnings per share or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three and six months ended June 30, 2012. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The non-GAAP measures included in this press release have been reconciled to the nearest GAAP measure in the following table:

	Three Months Ended June 30,	Six Months Ended June 30,
	2012	2012
Operating Income (Loss):
GAAP Operating Loss	$(38,569)	$(67,139)
Adjustment	47,523 (a)	47,523 (a)

Non-GAAP Operating Income (Loss)	$8,954	$(19,616)

Other Expense:
GAAP Other Expense	$(30,370)	$(49,030)
Adjustment	9,156 (b)	9,156 (b)

Non-GAAP Other Expense	$(21,214)	$(39,874)

Benefit (Provision) for Income Taxes:
GAAP Benefit for Income Taxes	$13,868	$22,756
Tax Impact of Adjustment	(19,838)	(19,838)

Non-GAAP Benefit (Provision) for Income Taxes	$(5,970)	$2,918

Loss from Continuing Operations:
GAAP Loss from Continuing Operations	$(55,071)	$(93,413)
Total Adjustment, Net of Tax	36,841	36,841

Non-GAAP Loss from Continuing Operations	$(18,230)	$(56,572)

Diluted Loss per Share from Continuing Operations:
GAAP Diluted Loss per Share from Continuing Operations	$(0.35)	$(0.63)
Adjustment per Share	0.23	0.25

Non-GAAP Diluted Loss per Share from Continuing Operations	$(0.12)	$(0.38)

(a)	This amount represents a non-cash charge of $47.5 million related to the impairment of the Hercules 185 and related unamortized deferred costs. On an after-tax basis, this adjustment approximated $30.9 million.
(b)	This amount represents (i) a charge of $6.4 million related to our debt refinancing in April 2012; (ii) a non-cash charge of $1.4 million related to the write-off of unamortized issuance costs in connection with the April 2012 termination of our prior term loan and (iii) a $1.3 million loss on the retirement of a portion of our 3.375% convertible senior notes. On an after-tax basis, these adjustments approximated $6.0 million.